UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois 60606

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On November 12, 2012, Strategic Hotels & Resorts, Inc. (the “Company”) entered into an amendment, dated as of November 12, 2012 (the “Amendment”), to the Rights Agreement, dated as of November 14, 2008, as amended on November 24, 2009 (as so amended, the “Rights Agreement”), by and between the Company and Computershare Shareowner Services LLC, a New Jersey limited liability company (f/k/a Mellon Investor Services LLC), as rights agent.

Pursuant to the Amendment, the expiration date of the stockholder rights plan contemplated by the Rights Agreement was extended. Following the Amendment, the stockholder rights plan will continue in effect until November 30, 2013 unless the rights issued thereunder are earlier redeemed or amended by the Board of Directors of the Company (the “Board”). The Amendment also includes changes to the definition of “Beneficial Owner” and other defined terms and makes certain other changes to provide that a person will be deemed to beneficially own securities of the Company which are the subject of derivative transactions.

A copy of the Amendment is attached as Exhibit 4.1 to this report and is incorporated herein by reference. A copy of the Rights Agreement as originally executed is attached as Exhibit 4.1 to the Current Report on Form 8-K of the Company filed on November 19, 2008 and is incorporated herein by reference. A copy of the November 24, 2009 amendment to the Rights Agreement is attached as Exhibit 4.1 to the Current Report on Form 8-K of the Company filed on November 25, 2009 and is incorporated herein by reference. The foregoing description of the Amendment and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Rights Agreement.

Item 3.03. Material Modification to Rights of Security Holders

Please see the disclosure set forth under Items 1.01 and 5.03, which is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 13, 2012, pursuant to Article VI, Sections 6.3 and 6.4 of the charter of the Company (the “Charter”), the Company implemented the reclassification and designation of 100,000 shares of the authorized but unissued shares of preferred stock of the Company, $.01 par value per share, as shares of Series D Junior Participating Preferred Stock, $.01 par value per share (the “Junior Preferred Stock”), of the Company with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Junior Preferred Stock set forth in the Charter (the “Designation”). The Designation was implemented to increase the number of authorized shares of Junior

Preferred Stock from 250,000 to 350,000 in connection with the increase in the number of authorized shares of the Company’s common stock in April 2012 to ensure that there are enough shares of Junior Preferred Stock available under the terms of the Rights Agreement. The Company filed Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland relating to the Designation on November 13, 2012 (the “Articles Supplementary”). A copy of the Articles Supplementary is attached as Exhibit 3.1 to this report and is incorporated herein by reference. The foregoing description of the Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary.

Item 8.01. Other Events

On November 12, 2012, the Company issued a press release which announced the Amendment referred to under Item 1.01. A copy of the press release is filed herewith as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Articles Supplementary of the Company increasing the number of shares of preferred stock classified as Series D Junior Participating Preferred Stock, filed with the State Department of Assessments and Taxation of the State of Maryland on November 13, 2012.

4.1	Amendment No. 2 to the Rights Agreement, dated as of November 12, 2012, by and between Strategic Hotels & Resorts, Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), amending the Rights Agreement, dated as of November 14, 2008, as amended on November 24, 2009.

99.1	Press Release of Strategic Hotels & Resorts, Inc., dated November 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

Dated: November 13, 2012	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, Secretary &
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary of the Company increasing the number of shares of preferred stock classified as Series D Junior Participating Preferred Stock, filed with the State Department of Assessments and Taxation of the State of Maryland on November 13, 2012.

4.1	Amendment No. 2 to the Rights Agreement, dated as of November 12, 2012, by and between Strategic Hotels & Resorts, Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), amending the Rights Agreement, dated as of November 14, 2008, as amended on November 24, 2009.

99.1	Press Release of Strategic Hotels & Resorts, Inc., dated November 12, 2012.